UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 Current Report




                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       April 8, 2003
                                                --------------------------------

Commission File Number:    000-17962


                         Applebee's International, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                      43-1461763
  ----------------------------              ------------------------------------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

          4551 W. 107th Street, Suite 100, Overland Park, Kansas 66207
 -------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

                                 (913) 967-4000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.           Other Events

 On April 8, 2003, Applebee's International, Inc.(the "Company") issued a press release entitled "Applebee's International To Sell Atlanta Restaurants To Franchisee." The press release is included below.



                                                           FOR IMMEDIATE RELEASE


Contact: Carol DiRaimo,
         Executive Director of Investor Relations
         (913) 967-4109

                        APPLEBEE'S INTERNATIONAL TO SELL
                        ATLANTA RESTAURANTS TO FRANCHISEE

OVERLAND PARK, KAN., April 8, 2003 -- Applebee's International, Inc. (Nasdaq:APPB) announced today that it has entered into an agreement to sell eight company-owned Applebee's restaurants in the Atlanta, Georgia market to an affiliate of Apple Restaurants, Inc., an Applebee's franchisee.

Apple Restaurants currently operates 28 Applebee's restaurants in the Atlanta market. Bill Palmer, the principal owner, is the concept's founder, having opened the first Applebee's in 1980 in Atlanta. Mr. Palmer is a permanent member of the Applebee's Franchise Business Council.

The sale of the restaurants is in keeping with the company's strategy of evaluating and managing the mix of company and franchise restaurants to meet its profitability and return on equity objectives, while efficiently achieving the long-term development goal of the Applebee's system. The Atlanta market is the only market in which the company does not operate exclusively.

Lloyd L. Hill, chairman and chief executive officer of Applebee's International, Inc., said, "We are excited that Apple Restaurants, one of our outstanding franchise groups, will have the opportunity to leverage their position in Atlanta. Bill Palmer leads a talented and experienced management team that is well-suited to operate successfully and continue development in the competitive Atlanta market."

Under the terms of the agreement, the Apple Restaurants affiliate will purchase the assets of the eight restaurants for $8 million, subject to adjustment. The purchase price will be paid in cash at closing. The transaction is expected to close late in the second quarter of 2003, subject to customary due diligence and third party approvals. In connection with the sale, the company will close one restaurant in the Atlanta market.

                                    - more -


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


Total sales for the nine company-owned Applebee's restaurants in Atlanta were $18.3 million in 2002. The company does not expect the transaction to have a significant impact on the company's net earnings for 2003, and no significant gain or loss on either the sale or the closure of the one restaurant is anticipated.

Applebee's International, Inc., headquartered in Overland Park, Kan., develops, franchises and operates restaurants under the Applebee's Neighborhood Grill & Bar brand, the largest casual dining concept in the world. There are currently 1,514 Applebee's restaurants operating system-wide in 49 states and nine international countries. Additional information on Applebee's International can be found at the company's website (www.applebees.com).

Certain statements contained in this release are forward looking and based on current expectations. There are several risks and uncertainties that could cause actual results to differ materially from those described. For a discussion of the principal factors that could cause actual results to be materially different, the reader is referred to the company's current report on Form 8-K filed with the Securities and Exchange Commission on February 12, 2003. The company disclaims any obligation to update these forward-looking statements.

                                      # # #




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


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              APPLEBEE'S INTERNATIONAL, INC.
                                              (Registrant)


Date:    April 8, 2003                      By:/s/ Steven K. Lumpkin
         ---------------------                 ---------------------
                                               Steven K. Lumpkin
                                               Executive Vice President and
                                               Chief Financial Officer



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